                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

                         Filed by the Registrant [ ]

               Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12

                                Novavax, Inc.
              (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          Committee to Save Novavax
  (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)   Title of each class of securities to which transaction applies:
       (2)   Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)   Proposed maximum aggregate value of transaction:
       (5)   Total fee paid:


[ ]    Fee paid previously with preliminary materials:
       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
             (1)   Amount Previously Paid:
             (2)   Form, Schedule or Registration Statement No.:
             (3)   Filing Party:
             (4)   Date Filed:

                               PROXY STATEMENT
                                     OF
                          COMMITTEE TO SAVE NOVAVAX
                   IN OPPOSITION TO THE BOARD OF DIRECTORS
                              OF NOVAVAX, INC.

                               ---------------

                      ANNUAL MEETING OF STOCKHOLDERS OF
                                NOVAVAX, INC.
                           TO BE HELD MAY 4, 2005
                                     AT
                                NOVAVAX, INC.
                                508 LAPP ROAD
                                 MALVERN, PA

                               ---------------

         This Proxy Statement and the enclosed GREEN proxy card are being furnished in connection with the solicitation of proxies by the Committee to Save Novavax (the "Committee"). The proxies will be voted at the annual meeting of Novavax, Inc. (the "Company") to be held at 9:00 a.m. (local time) on May 4, 2005, and at any adjournments or postponements of the meeting. This proxy statement and form of proxy are first being sent to Shareholders approximately March ___, 2005.

         We are soliciting proxies to obtain representation on the Company's Board of Directors. Our goal is to elect two new and independent directors who will seek to guide the Board in its efforts to reverse the negative trends experienced by the Company and grow shareholder value.

         The Company currently has nine directors divided into three classes of three members each. At each annual meeting of stockholders, one class of three directors is elected to hold office for a term of three years. The terms of the following directors will expire at the 2005 annual meeting:
Denis O'Donnell, the Company's Chairman of the Board, Nelson Sims, the Company's President and Chief Executive Officer, and Ronald Walker the retired former Chairman of the Board of the Company. The Company announced in its preliminary proxy statement filed with the Securities and Exchange Commission March 10, 2005 that the Nominating Committee of the Board has nominated Chairman O'Donnell and CEO Sims for reelection and that Mr. Walker will retire as a director at the 2005 annual meeting. The Company also announced that the Board of Directors has acted to reduce the size of the Board such that only two directors would be elected at the 2005 annual meeting.

         The Committee believes that the Board and the shareholders' interests would be best served if instead of reelecting Chairman O'Donnell and CEO Sims, independent directors with significant experience and expertise in growing early-stage companies were elected to the Board.

Accordingly, the Committee intends to nominate the following individuals for the class of directors whose term expires at the 2005 annual meeting:

               o   J. Carter Williams
               o   John T. Preston

Our nominees are highly qualified candidates who possess the requisite experience and who are committed to reversing the trend of decline in the Company's business and financial condition and increasing value for all of the Company's stockholders.

         The Committee recommends that you vote to elect each of our nominees.

         We are also soliciting proxies in connection with three proposals that the Company has announced will be presented to stockholders at the annual meeting.

         The Company has announced that the 2005 annual meeting will be held at 9:00 a.m. local time on May 4, 2005 and that the record date for determining stockholders entitled to notice of and to vote at the 2005 annual meeting is March 11, 2005. The Company has also stated that on the record date, there were 39,553,876 shares of common stock outstanding and entitled to be voted at the meeting.

         YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN. THE COMMITTEE URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED GREEN PROXY CARD PROMPTLY IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW. PLEASE DO NOT SIGN ANY PROXY CARD YOU MAY RECEIVE FROM THE COMPANY. ADDITIONAL MATERIAL MAY BE OBTAINED BY VISITING www.savenovavax.com. IF YOU SIGN MORE THAN ONE CARD, YOUR LAST DATED CARD WILL BE THE ONE THAT IS USED.

         You are urged to mark, sign and date the enclosed GREEN proxy card and return it in the enclosed envelope whether or not you plan to attend the 2005 annual meeting.


------------------------------------------------------------------------------

                 If you have questions or need assistance in
                      voting your shares, please call:

                        [Georgeson Shareholder logo]
                         17 State Street, 10th Floor
                             New York, NY 10004

                         (800) 676-0151 (Toll Free)

                   Banks and Brokerage Firms please call:
                               (212) 440-9800

------------------------------------------------------------------------------

                                 BACKGROUND

         We are the Committee to Save Novavax. The Committee members Melissa Georges and William Georges, are shareholders with expertise in growing early stage technology companies. They are the entrepreneurs who successfully built Fielding Pharmaceutical Company and sold it to Novavax in December 2000. After the sale of Fielding to Novavax, Ms. Georges served as President of Fielding until December 2003, and Mr. Georges served as a director of Novavax for one year and as Fielding's Senior Vice President of Operations until December 2003.

         It is our belief that Novavax is an early stage company with a great technology foundation, exciting products, and the opportunity to create value for shareholders. The members of the Committee and the Committee nominees have started venture-backed companies, have held executive positions with successful public companies and sit on numerous Boards of early stage companies. Based on that experience, we believe the current Novavax Board and management has failed to define and execute a successful business strategy. Furthermore, their track record of operating the Company as if it were a late stage business with infinite capital resources is damaging Novavax's long-term viability as a going concern. We believe the Board needs change.

         As concerned shareholders of Novavax, the Committee has had discussions about the Company's products, operations and business plan with current and past employees, securities analysts, physicians and pharmacists, as well as the Board and existing management. This research has provided a solid, independent understanding of the steps needed to reverse the decline that has occurred under the current Board's management and deliver increased shareholder value.

         The immediate issues are clear. Shareholder value is disintegrating. O'Donnell, the Chairman of the Board, has presided over the Board while the Company's value has declined substantially and has caused the Company to engage in transactions for his own personal benefit at the Company's expense. Under the chairmanship of O'Donnell, the Board has failed repeatedly to hold management accountable for failure or to demand any risk management despite continued lack of goal attainment. CEO Sims' team has failed to successfully launch the Company's flagship product ESTRASORB(TM) and to appropriately manage limited corporate resources.

         By soliciting your proxy, we ask that you help elect the Committee's nominees. Our nominees are committed to initiating the steps we believe are required to stabilize the financial condition of the Company and lay the groundwork for share price growth by dramatically improving ESTRASORB(TM) sales, executing additional licensing agreements, leveraging the MNP technology and assuring resources are used efficiently and economically.

CURRENT MANAGEMENT'S RECORD OF FAILURE REQUIRES IMMEDIATE CHANGE

         The current management has put the Company on a path that will result in a total loss of the shareholders' investment unless immediate change is implemented. The facts are as follows:

         o For the year ended December 31, 2004 the Company's net loss ballooned to $25.9 million, or $.70 per share on sales of only $6.4 million, reflecting a significant deterioration from the loss of $17.3 million or $.58 per share on sales of $10.6 million in 2003.

         o Ernst & Young LLP, the Company's outside auditors, have indicated that there is substantial doubt about Novavax's ability to continue as a "going concern."

         o The Company's chief financial officer, said in a recent investor conference call that without a major new partnering agreement, the Company will run out of money in the third quarter of 2005 and will need to raise additional funds: "In sum, from capital resources viewpoint, if we complete an ESTRASORB(TM) partnership along with our financial management target, we should have sufficient funds to take us well into, if not through 2006. In the absence of partnership, we will probably need to raise capital in the Q3 timeframe."

         o The Company spent $23.6 million in selling and marketing expenses to achieve a paltry $1.8 million in ESTRASORB(TM) sales in 2004. (The product was launched in June 2004.)

         o Concurrent with declining revenue and skyrocketing losses, the Company's share price has continued to decline and now trades significantly below $2.00 per share, while the stock has recently been downgraded by a securities analyst.

CHAIRMAN O'DONNELL'S FAILED LEADERSHIP HAS HURT SHAREHOLDER VALUE

         The Company's deteriorating results and financial condition require a change of leadership, starting with the replacement of Chairman O'Donnell. Evidence of Chairman O'Donnell's failure and blatant disregard for shareholder interests includes:

         o Chairman O'Donnell led the Company's recruitment and hiring of CEO Sims who came to the Company from "Big Pharma" without a background of successfully growing small, early stage companies such as Novavax. Chairman O'Donnell caused the Company to execute an employment agreement with Sims that binds Novavax to pay above-market salary and bonus and overly generous severance that the Company cannot afford.

         o Chairman O'Donnell was instrumental in negotiating and obtaining Board approval of the original ESTRASORB(TM) co-promotion agreement with King Pharmaceuticals. This agreement was so unfavorable to Novavax that in July 2004 CEO Sims publicly stated that the termination of the agreement was "a positive and transformational event for Novavax."

         o Chairman O'Donnell prevailed on the existing Board to cause the Company to use its financial resources for his personal benefit. The Board extended to him a personal loan of over $1 million to enable him to exercise Novavax stock options and approved the Company's guarantee of $500,000 of Chairman O'Donnell's debt from a margin account with a stock brokerage. As a result of these transactions, Chairman O'Donnell stands to benefit if the Company's stock price appreciates while the Company bears the financial risk of loss if the price declines.

         o In addition to his failed leadership as executive chairman of Novavax, Chairman O'Donnell is a director, and in some cases an executive with significant responsibilities at various other companies. In such roles, he has faced issues such as delisting of listed stock, missed disclosure filings and declining stock prices.

         o Novavax stock is currently trading near its all-time low. If you had invested $100 in Novavax when Chairman O'Donnell became Chairman of the Board, your investment would be worth $37 today. After the announcement of 2004 results, Novavax stock has traded well below $2.00 per share.

         RESULTS PROVE THAT CEO SIMS LACKS RELEVANT EXPERIENCE TO LEAD COMPANY

         o Under CEO Sims's leadership Novavax did not enter the final phase for commercial launch of ESTRASORB(TM) immediately after FDA approval but delayed for eight critical months. Sims statement that "It is clear that our efforts to commercialize ESTRASORB(TM) have not met our initial sales expectations" is the height of understatement considering the substantial sales and marketing investment made by his team. In a recent investor conference call, CEO Sims indicated that the Company now needs the resources of a large pharmaceutical company to properly launch the product. Over the last 19 months, CEO Sims told investors he had an effective plan. He raised capital to execute the plan. Now, he is essentially telling stockholders that after spending $23 million his plan was not good enough and he needs even more resources--which the Company currently does not have. Additionally, this management team has sat idle while 2004 revenue from the legacy products fell more than $5.5 million from 2003 levels.

         o CEO Sims oversaw the hiring of a sales and marketing team which included former employees of Eli Lilly and Company whom we believe were ill-equipped to successfully manage costs within the context of an early-stage bio-pharmaceutical company such as Novavax. Despite Novavax's exponentially increasing costs for sales and marking and its precipitous decline in sales, CEO Sims has characterized his team as "successful." His excuse for the late launch and abysmal sales of ESTRASORB(TM) is to point to actions of executives who preceded his 19-month tenure. The inability of CEO Sims's sales and marketing team to develop and execute a sales plan resulted in the failed launch of ESTRASORB(TM).

         o   Key aspects of the patent for micellullar nanoparticles
             (MNPs) drug delivery technology expire in 2014. Given that it takes several years to achieve drug approval, and more years to achieve a return on investment for a drug, the window of opportunity to start MNP platform trials is rapidly closing. We believe a significant element of Novavax's valuation is tied to its MNP drug delivery platform. Fundamental to the value of the MNP technology is proving in the market place that consumers prefer to receive drugs via a lotion-like delivery system rather than by pill, transdermal patch, or other means. Once preference is proven, Novavax will have a valid business case for other products delivered with MNP technology. CEO Sims has failed to build a business case that demonstrates consumer preference for MNP delivery systems. Despite the lab-based work CEO Sims (and Chairman O'Donnell) promote to shareholders, the failure to achieve consumer validation brings into question whether this investment in R&D will ever deliver a return to shareholders.

COMMITTEE'S EFFORTS TO RESOLVE SHAREHOLDER CONCERNS

         Committee members have discussed their concerns with the Company's directors and managers. By their actions we see that management and the Board are reluctant to address the issues. It is typical in these conversations for them to say, "We agree with your plan, but we should wait a year."

         We expressed our view that the Board needs directors skilled in the arena of science, early stage business and medical affairs. However, in the last 19 months only one new Board member has been seated: Susan Bayh, a former Eli Lilly attorney and colleague of CEO Sims. Only as a result of expressing a willingness to undertake a proxy fight did we see the retirement of Mr. Walker. During these same 19 months, CEO Sims' team has spent millions on the failed ESTRASORB(TM) launch. This Board under Chairman O'Donnell's leadership, has failed to control spending, has failed to restrain the negative behavior of its Chairman, has failed to set accountable goals and failed to replace ineffective managers. This collective legacy of failure, left unchanged, will lead the Company to insolvency. The shareholders deserve a Board that includes members with demonstrated success growing early stage bio-pharmaceutical companies.

A PLAN FOR CHANGE

         Though we can achieve only a minority of Board seats in this proxy solicitation, based on our discussions with other directors and the experience and expertise of the Committee's members, we believe that the force of our argument and the support of the shareholders will compel the Board to take appropriate action. Indeed, the Company's recently filed preliminary proxy discloses certain preliminary steps that we believe have been taken as a result of our efforts to date and our expressed willingness to undertake a proxy fight, including the retirement of Mr. Walker, the adoption of a 10-year term limit and an age limit of 75 for director nominees, the initiation of the search for board members with pharmaceutical experience, the phasing of the position of Chairman of the Board to a non-executive position, and the elimination of loans to Board members for option exercises. We view these steps as a concession that change is required. By electing our slate of directors you will initiate a process thoughtfully designed to achieve the following:

         o   Steady increase in sales
         o   Validation of consumer preference for MNP lotion-like products
         o   Additional revenues from new MNP products
         o Recruitment of growth-oriented directors with experience in early stage bio-pharmaceutical companies

         o New managers with a demonstrated ability to manage cash flow and resources, and who have achieved success in early stage companies
         o   A system of accountability that forces senior management
             to replace under-performing personnel and manage cash
         o   Compensation structure that rewards increased shareholder
             value and ethical behavior
         o Active engagement with key shareholders to encourage their continued investment and support

SUMMARY

         o   Novavax has valuable products and technologies
         o Current Board leadership has no effective strategy to stabilize the Company or create value for shareholders.
         o   Chairman O'Donnell has destroyed shareholder value
         o CEO Sims has failed to effectively launch ESTRASORB(TM) and demonstrated poor cash management skills
         o The Novavax Board has failed to hire effective managers or manage cash
         o The Committee has a plan which it believes will save the Company and create value
         o Your vote for the Committee's nominees is the first step in implementing that plan

             PROPOSAL NO. 1: ELECTION OF THE COMMITTEE NOMINEES

THE COMMITTEE'S NOMINEES AND THEIR EXPERIENCE

         J. CARTER WILLIAMS, age 38. Since 2004, Mr. Williams has been a
         ------------------
private investor. He is currently an advisor to several early stage companies, including Avchem, Realadi, and Anzode. Over his career he has overseen more than $1 billion of investment in multiple early stage technologies and companies. Prior to 2004, Mr. Williams was a director with Boeing Ventures and founder of the Chairman's Innovation Initiative, a $200 million internal venture fund. In this role, he built Boeing's internal new business incubator. He oversaw the review of more than 1,000 new business opportunities and led development of several venture backed spin-offs, licensing transactions, complex partnering agreements and new internal businesses. He was held accountable for all investments, budgets and their returns. Prior to 2000, while working for Boeing's Chief Technology Officer, Mr. Williams led Boeing's investment process, resulting in increased productivity and a $40 million annual savings. He served as a key advisor to Fielding Pharmaceutical Corporation assisting in its growth strategy and negotiating material aspects of the merger with Novavax. Mr. Williams led several successful engineering, government R&D, and manufacturing activities at McDonnell Douglas. In this role he built the team and lead the development of a technology that saved several billion dollars on key military programs. As an active alumnus of the Massachusetts Institute of Technology (MIT), he has been active in the MIT 50K competition, teaching, sponsoring internships and as founder of the MIT Entrepreneurship Society. He was president and is founder of the MIT Corporate Venturing Consortium, a working group of Intel, HP, Motorola, and others. He has an MBA from the MIT Sloan School and a Bachelors of Science from Rensselaer Polytechnic Institute. Mr. Williams is a director of the following privately-held companies: Tsunami Research, Viamorph and

Procelerate Technologies. Mr. Williams business address is 950 Tirrill Farms Road, St. Louis, MO 63124.

         JOHN T. PRESTON, age 54. Since 1999, Mr. Preston has been President
         ---------------
and Chief Executive Officer of Atomic Ordered Materials LLC. (AOM) and a Senior Lecturer at MIT in the field of entrepreneurship. Before joining AOM, Mr. Preston was the Director of Technology Development (and Licensing) at MIT, where he was responsible for the commercialization of intellectual property developed at MIT. In this capacity he oversaw activities that led to the creation of over 250 new technology-based companies as well as the negotiation of thousands of licenses with existing companies in the fields of materials, bio-tech, information technologies, among others. Mr. Preston worked with notable venture capitalists to arrange funding for many of these start-ups. Thousands of new jobs resulted from these license agreements Mr. Preston served in director or advisory positions for the Governor of Massachusetts, the U.S. Department of Defense, the National Aeronautics and Space Administration, the National Science and Technology Board of Singapore and several others. Mr. Preston has testified seven times before the U.S. Congress on issues related to technology commercialization and has chaired meetings on this subject for President George H. W. Bush and H.R.H. Prince Charles among others. Mr. Preston received a Bachelors of Science in physics from the University of Wisconsin and a Masters of Business Administration from Northwestern University. He is the recipient of numerous awards and honors, including the Thomas Jefferson Award, given to the leading American in technology transfer and the Renaissance Engineering and Science Award from Stevens Institute of Technology. President Mitterrand awarded Mr. Preston the rank of "Knight of the National Order of Merit" of France. Mr. Preston is also Honorary Alum of the Massachusetts Institute of Technology. Mr. Preston, in 1999, received the "Hammer Award" from Vice President Gore for reinventing Government. Mr. Preston has spent his entire career supporting and leading early stage companies, building the management team and moving innovative products to the market. He has a deep understanding of the qualities and processes required to build a high growth business. Mr. Preston is a Director of Clean Harbors Corporation, EZEM and Boston Life Sciences, as well as several privately owned companies. Mr. Preston's business address is 421 Currant Road, Fall River, MA 02720.

ADDITIONAL INFORMATION ABOUT THE NOMINEES

         Each of the Committee nominees has consented to being named in this Proxy Statement as a nominee or director of the Company and has agreed to stand for election and to serve as a director if elected. Neither has ever owned any shares of Company stock. Neither holds any position or office with Novavax.

         Mr. Williams is the husband of Melissa Georges, a member of the Committee. As of March 11, 2005, Ms. Georges beneficially owned 351,554 shares of the Company's common stock which were acquired in 2000 in connection with the sale of Fielding Pharmaceutical Corporation to the Company.

         William Georges, the other member of the Committee, is Ms. Georges' brother and Mr. Williams' brother-in-law. As of March 11, 2005, Mr. Georges beneficially owned 20,100 shares of the Company's common stock held by WEG Partners, a partnership among Mr. Georges and members of his immediate family.

         Additional information about Melissa Georges and William Georges is contained in Exhibit A.

         THE COMMITTEE STRONGLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE COMMITTEE NOMINEES.

                     COMPANY PROPOSALS AND OTHER MATTERS

          In the Company's Proxy Statement for the 2005 annual meeting, the Company presents three proposals that will come before the stockholders at the meeting. Stockholders are referred to the Company's Proxy Statement for additional information on the three proposals, which are listed below. You may direct the proxies designated on the enclosed Green proxy card how to vote your shares on the Company proposals. If no instructions are given as to voting on any proposal, the designated proxies intend to vote in favor of such proposal.

         o   PROPOSAL NO. 2 APPROVAL OF THE NOVAVAX, INC. 2005 STOCK
             INCENTIVE PLAN;

         o PROPOSAL NO. 3 APPROVAL OF THE ISSUANCE OF THE SHARES COMMON STOCK, $.01 PAR VALUE OF THE COMPANY ISSUABLE WITH RESPECT TO SENIOR CONVERTIBLE NOTES IN THE AGGREGATE PRINCIPAL AMOUNT OF $35,000,000 ISSUED TO CERTAIN QUALIFIED INSTITUTIONAL BUYERS AND ACCREDITED INVESTORS

         o PROPOSAL NO. 4 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR OF THE COMPANY FOR THE CURRENT FISCAL YEAR ENDING DECEMBER 31, 2005.

         This proxy solicitation is being made by the Committee and not on behalf of the Board of Directors or management of the Company. The Committee is not aware of any other matters to be brought before the Company's 2005 annual meeting, except as set forth herein and in the Company's Proxy Statement. Should other matters be brought before the 2005 annual meeting, by having signed and returned the enclosed GREEN proxy card, you will have authorized the persons named as proxies in the enclosed GREEN proxy card to vote on all such matters in their discretion.

         The Company's Proxy Statement relating to the 2005 annual meeting contains information regarding: (1) securities ownership of certain beneficial owners and management of the Company; (2) the committees of the board of directors; (3) the meetings of the board of directors and all committees thereof; (4) the business background and employment biographies of the Company's nominees for election to the board of directors; (5) the compensation and remuneration paid and payable to the Company's directors and management; (6) the Company's stock price performance in relation to an assumed group of "peers" or market-based indices, and (7) information regarding the three Company proposals to be voted on at the annual meeting.

Pursuant to Rule 14a-5(c), stockholders are referred to the Company's Proxy Statement relating to the 2005 annual meeting.

                STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

         The Company's proxy statement with respect to the 2005 annual meeting indicates that proposals of the Company's stockholders intended to be presented at the Company's 2006 annual meeting must be received by the Company no later than November 21, 2005 in order for them to be considered for inclusion in the Company's proxy statement in connection with the 2006 annual meeting.

         The Company's bylaws contain advance notice provisions under which a stockholder proposal will be considered untimely unless it is delivered or mailed by first class U.S. mail, postage prepaid, and received at the Company's principal executive office no less than 60 days and no more than 90 days prior to the date of the meeting. However, if less than 70 days' prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice will be considered timely if it is received no later than the close of business on the 10th day following the date on which the notice was mailed or public disclosure made of the meeting date (whichever occurs first).

                      INFORMATION REGARDING THE COMPANY

         The information concerning the Company contained in this Proxy Statement has been taken from or is based upon documents and records on file with the SEC and other publicly available information. The Committee has no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement in reliance upon publicly available information are inaccurate or incomplete. The Shareholder Committee, however, has not been given access to the books and records of the Company, was not involved in the preparation of such information and statements, and is not in a position to verify, or make any representation with respect to the accuracy or completeness of, any such information or statements.

                   INFORMATION REGARDING THIS SOLICITATION

         The Committee has retained Georgeson to act as an advisor in connection with the proxy solicitation. In connection with its retention by the Committee, Georgeson has agreed to provide consulting and analytic services and solicitation services with respect to banks, brokers institutional investors and individual stockholders. The Committee has agreed to pay Georgeson a fee for its services estimated to be not more than $60,000 and to reimburse Georgeson for its reasonable out-of-pocket expenses. The Committee has also agreed to indemnify Georgeson against certain liabilities and expenses in connection with this Proxy Solicitation, including liabilities under the federal securities laws. Proxies may be solicited by mail, advertisement telephone, facsimile or in person. Solicitations may be made by persons employed by or affiliated with the members of the Committee. However, no person will receive additional compensation for such solicitation other than Georgeson. Approximately 15 Georgeson employees will solicit stockholders.

         Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of shares of common stock for which they hold of record and the Committee will reimburse them for their reasonable out-of-pocket expenses.

         The expenses related directly to this proxy solicitation are expected to aggregate approximately $150,000 and will be borne at least initially by the Committee. However, the purpose of the proposals in this Proxy Statement is to advance the interests of all the Company's stockholders. Therefore, the Committee believes that its expenses related to this Proxy Solicitation should be reimbursed by the Company and intends to seek the reimbursement of such expenses from the Company, regardless of whether this Proxy Solicitation is successful. The question of reimbursement by the Company is not being presented to stockholders for a vote.

                              VOTING PROCEDURES

Who is entitled to vote?

         If the Company's stock records show that you are a stockholder as of the close of business on the record date for the 2005 annual meeting, you are entitled to vote the shares of common stock that you held on such date. Even if you sell your shares after the record date for the 2005 annual meeting, you will retain the right to execute a proxy in connection with the 2005 annual meeting. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

Can I attend the meeting?

         All stockholders of record of the Company's common stock at the close of business on March 11, 2005, the record date for the 2005 annual meeting, or their designated proxies, are authorized to attend the 2005 annual meeting. If your shares are held of record by a bank, broker or other nominee, you will need to obtain a "legal proxy" form from your bank or broker if you wish to vote at the 2005 annual meeting.

What constitutes a quorum? How will abstentions and broker non-votes be counted?

         The holders of a majority of the Company's common stock outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the 2005 annual meeting.

         Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented at the 2005 annual meeting even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as votes for, nor the withholding of authority for, the election of directors, nor will they be counted on any of the proposals. Accordingly, broker non-votes will have no effect on the election of directors or on the approval of any of the proposals.

How do I vote?

         Voting by proxy for holders of shares registered in the name of a brokerage firm or bank. If your shares are held by a broker, bank or other nominee (i.e., in "street name"), only your bank or broker can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker which you must return in the envelope provided in order to have your shares voted. If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote. If you need assistance in dealing with your bank or broker, please contact Georgeson at (800) 676-0151 or collect at (212) 440-9800.

         Voting by proxy for holders of shares registered directly in the name of the stockholder. If you hold your shares in your own name as a holder of record, you may vote your shares by marking, signing, dating and mailing the GREEN proxy card in the postage-paid envelope that has been provided to you by the Shareholder Committee. To vote your shares in accordance with your instructions at the 2005 annual meeting, we must receive your proxy as soon as possible but, in any event, prior to the 2005 annual meeting.

         Vote in person. If you are a registered stockholder and attend the 2005 annual meeting you may deliver your completed GREEN proxy card in person. "Street name" stockholders who wish to vote at the 2005 annual meeting will need to obtain a "legal proxy" form from the broker, bank or other nominee that holds their shares of record and must bring that document to the meeting in order to vote in person at the 2005 annual meeting. If you need assistance, please contact Georgeson at (800) 676-0151 or collect at
(212) 440-9800.

What should I do if I receive a proxy card that is not GREEN?

         If you submit a proxy to us by signing and returning the enclosed GREEN proxy card, do NOT sign or return the proxy card or follow any voting instructions provided by the Company's board of directors unless you intend to change your vote, because only your latest-dated proxy will be counted.

Can I revoke my proxy instructions?

         You may revoke your proxy at any time before it has been exercised by:

         o   submitting a written revocation with the Corporate
             Secretary of the Company or Georgeson;

         o submitting a duly executed proxy bearing a later date with the Corporate Secretary of the Company or Georgeson; or

         o appearing in person and voting by ballot at the 2005 annual meeting as described above under "How do I vote - Vote in Person."

         Any stockholder of record as of the record date of the 2005 annual meeting attending the 2005 annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the 2005 annual meeting will NOT constitute revocation of a previously given proxy.

         If you choose to revoke a proxy by giving written notice or a later-dated proxy to the Corporate Secretary of the Company, although you are not legally obligated to do so, we would appreciate it if you would assist us in representing the interests of stockholders on an informed basis by sending us a copy of your revocation or proxy or by calling Georgeson, at
(800) 676-0151 or collect at (212) 440-9800. Remember, your latest-dated proxy is the only one that counts.

Will other matters be voted on at the annual meeting?

         We are not now aware of any matters to be presented at the 2005 annual meeting other than the election of directors and the Company proposals described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the 2005 annual meeting, including matters incidental to the conduct of the 2005 annual meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

If I plan to attend the annual meeting, should I still submit a proxy?

         Whether you plan to attend the 2005 annual meeting or not, we urge you to submit a proxy. Returning the enclosed GREEN proxy card will not affect your right to attend the 2005 annual meeting.

How will my shares be voted?

         I you give a proxy on the accompanying GREEN proxy card, your shares will be voted as you direct. If you submit a proxy to us without instructions, our representatives will vote your shares in favor of each of the proposals. Submitting a GREEN proxy card will entitle our representatives to vote your shares in accordance with their discretion on matters not described in this Proxy Statement that may arise at the 2005 annual meeting, including matters incident to the conduct of the 2005 annual meeting. Unless a proxy specifies otherwise, it will be presumed to relate to all shares held of record on the record date for the 2005 annual meeting by the person who submitted it.

YOUR VOTE IS IMPORTANT. No matter how many or how few shares you own, please vote to elect the Committee Nominees by marking, signing, dating and mailing the enclosed GREEN proxy card promptly.

                                            THE COMMITTEE TO SAVE NOVAVAX
                                            March ___, 2005

------------------------------------------------------------------------------

                 If you have questions or need assistance in
                      voting your shares, please call:

                        [Georgeson Shareholder logo]
                         17 State Street, 10th Floor
                             New York, NY 10004

                         (800) 676-0151 (Toll Free)

                   Banks and Brokerage Firms please call:
                               (212) 440-9800

------------------------------------------------------------------------------

                                                                    Exhibit A


             INFORMATION ABOUT PARTICIPANTS IN THIS SOLICITATION

         The following table sets forth information regarding the participants in this solicitation, including information with respect to the ownership of and all sales of common stock of the Company by the individual members of the Committee during the past two years. Except as set forth below, to the knowledge of the Committee, no participant in this solicitation has purchased or sold securities of the Company within the past two years.

------------------------------------------------------------------------------------------------------------------
 NAME AND BUSINESS ADDRESS OF     PRINCIPAL OCCUPATION     SHARES OF COMPANY           PURCHASES (SALES) OF
       PARTICIPANTS (1)                                    COMMON STOCK HELD (2)           COMMON STOCK
------------------------------------------------------------------------------------------------------------------
                                                                                         DATE         NO. OF
                                                                                                      SHARES
                                                                                ----------------------------------
Melissa Georges                Private Investor since           351,554         ----------------------------------
950 Tirrill Farms Rd.          December 2003.  Prior to                                3/15/2005     (10,000)
St. Louis, MO 63124            December 2003 Ms. Georges                        ----------------------------------
                               was the President of                                    2/14/2005     (10,000)
                               Fielding Pharmaceutical                          ----------------------------------
                               Company, which Novavax                                  12/22/2004    (19,150)
                               acquired in December                             ----------------------------------
                               2000.                                                   4/1/2004      (2,000)
                                                                                ----------------------------------
                                                                                       2/26/2004     (4,500)
                                                                                ----------------------------------
                                                                                       2/18/2004     (2,500)
                                                                                ----------------------------------
                                                                                       1/27/2004     (5,000)
                                                                                ----------------------------------
                                                                                       1/9/2004      (5,000)
                                                                                ----------------------------------
                                                                                       1/6/2004      (2,500)
                                                                                ----------------------------------
                                                                                       12/19/2003    (2,000)
                                                                                ----------------------------------
                                                                                       12/18/2003    (18,000)
                                                                                ----------------------------------
                                                                                       12/11/2003    (9,000)
                                                                                ----------------------------------
                                                                                       12/10/2003    (11,000)
                                                                                ----------------------------------
                                                                                       12/9/2003     (6,700)
                                                                                ----------------------------------
                                                                                       12/8/2003     (6,600)
                                                                                ----------------------------------
                                                                                       12/5/2003     (10,527)
                                                                                ----------------------------------
                                                                                       12/4/2003     (11,373)
                                                                                ----------------------------------
                                                                                       12/3/2003     (4,800)
                                                                                ----------------------------------
                                                                                       11/25/2003    (6,100)
                                                                                ----------------------------------
                                                                                       11/24/2003    (13,900)
                                                                                ----------------------------------
                                                                                       11/18/2003    (7,300)
                                                                                ----------------------------------
                                                                                       10/22/2003    (3,400)
                                                                                ----------------------------------
                                                                                       10/21/2003    (6,661)
                                                                                ----------------------------------
                                                                                       10/20/2003    (10,000)
------------------------------------------------------------------------------------------------------------------
                                                                                         DATE         NO. OF
                                                                                                      SHARES
                                                                                ----------------------------------
William Georges                Private Investor since           20,100 (3)             3/15/2005     (10,000)
133 Bryn Wyck Place            December 2003. Prior to                          ----------------------------------
St. Louis, MO 63141            December 2003, Mr. Georges                              2/14/2005     (10,000)
                               was the Senior Vice                              ----------------------------------
                               President of Operations                                 12/30/2003    50,000 (4)
                               for Fielding                                     ----------------------------------
                               Pharmaceutical Company.                                 12/23/2003    (7,500) (5)
                                                                                ----------------------------------
                                                                                       12/19/2003    (2,500) (5)
                                                                                ----------------------------------
                                                                                       12/16/2003    (10,000) (5)
                                                                                ----------------------------------
                                                                                       12/15/2003    (16,200) (5)
------------------------------------------------------------------------------------------------------------------

                                    -17-


------------------------------------------------------------------------------------------------------------------
                                                                                       12/12/2003    (13,800) (5)
                                                                                ----------------------------------
                                                                                       12/11/2003    (16,600)
                                                                                ----------------------------------
                                                                                       12/10/2003    (19,300)
                                                                                ----------------------------------
                                                                                       12/9/2003     (27,943)
                                                                                ----------------------------------
                                                                                       12/8/2003     (2,800)
                                                                                ----------------------------------
                                                                                       12/8/2003     (6,700)
                                                                                ----------------------------------
                                                                                       12/5/2003     (10,196)
                                                                                ----------------------------------
                                                                                       12/4/2003     (17,604)
                                                                                ----------------------------------
                                                                                       12/3/2003     (16,522)
                                                                                ----------------------------------
                                                                                       12/2/2003     (29,178)
                                                                                ----------------------------------
                                                                                       12/1/2003     (88,450)
                                                                                ----------------------------------
                                                                                       11/28/2003    (11,700)
                                                                                ----------------------------------
                                                                                       11/26/2003    (35,400)
                                                                                ----------------------------------
                                                                                       11/25/2003    (25,000)
                                                                                ----------------------------------
                                                                                       11/24/2003    (20,000)
                                                                                ----------------------------------
                                                                                       11/19/2003    (6,559)
                                                                                ----------------------------------
                                                                                       11/18/2003    (20,000)
                                                                                ----------------------------------
                                                                                       11/17/2003    (30,000)
                                                                                ----------------------------------
                                                                                       11/14/2003    (30,000)
                                                                                ----------------------------------
                                                                                       10/23/2003    (7,700)
                                                                                ----------------------------------
                                                                                       10/22/2003    (15,000)
                                                                                ----------------------------------
                                                                                       10/21/2003    (9,991)
                                                                                ----------------------------------
                                                                                       10/20/2003    (20,000)
------------------------------------------------------------------------------------------------------------------

         (1) The members of the Committee are Melissa Georges and William Georges, who are brother and sister. As director nominees, Mr. Williams and Mr. Preston are also deemed to be participants in the solicitation. Neither Mr. Williams nor Mr. Preston has ever owned any securities of the Company.

         (2) The Proxy Statement filed by the Company reflects that as of March 11, 2005, there were 39,553,876 shares of Company common stock, no par value, outstanding. Accordingly, neither Ms. Georges nor Mr. Georges owns more than 1% of the outstanding shares.

         (3) Mr. Georges' shares are held by WEG Partners, a partnership among Mr. Georges and members of his immediate family.

         (4) Purchase made to cover short sales listed below.

         (5) Sales of shares not owned by Mr. Georges at the time of the sale (short-sales) arranged through Credit Suisse First Boston.

                                                                 Attachment 1

                    FORM OF PROXY SOLICITED ON BEHALF OF
                          THE SHAREHOLDER COMMITTEE

         The undersigned stockholder of Novavax, Inc., a Delaware corporation (the "Company"), on March 11, 2005 (the "record date"), hereby appoints J. Carter Williams or Melissa Georges or either of them, each with full power of substitution to act as proxies for the undersigned, and to vote all shares of common stock, without par value, of the Company, which the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of the Stockholders of the Company to be held on May 4, 2005, and at any and all postponements and adjournments thereof as indicated on this proxy.

         IF YOU SIGN, DATE AND RETURN THIS CARD WITHOUT INDICATING YOUR VOTE ON THE FOLLOWING PROPOSALS, YOU WILL BE DEEMED TO HAVE VOTED IN FAVOR OF EACH OF SUCH PROPOSALS. IF YOU VOTE OR ABSTAIN WITH RESPECT TO ONE OR MORE OF THE FOLLOWING PROPOSALS, THIS PROXY CARD WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OR PROXY WITH RESPECT TO SUCH PROPOSALS.

         [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

         THE COMMITTEE RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS.

         Proposal No. 1 - Election of J. Carter Williams and John T. Preston

         FOR ALL NOMINEES [ ]

         WITHHOLD AUTHORITY FOR ALL NOMINEES [ ]

         (IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ONE OF THE CANDIDATES, CROSS THROUGH THAT CANDIDATE'S NAME)

         Proposal No. 2 - Approval of the Novavax, Inc. 2005 Stock Incentive
         Plan

         FOR  [ ]              AGAINST  [ ]            ABSTAINS  [ ]

         Proposal No. 3 - Approval of the issuance of the shares Common Stock, $.01 par value of the Company issuable with respect to senior convertible notes in the aggregate principal amount of $35,000,000 issued to certain qualified institutional buyers and accredited investors

         FOR  [ ]              AGAINST  [ ]            ABSTAINS  [ ]

         Proposal No. 4 - Ratification of the appointment of Ernst & Young LLP as independent auditor of the Company for the current fiscal year ending December 31, 2005.

         FOR  [ ]              AGAINST  [ ]            ABSTAINS  [ ]

         And in the discretion of the proxies appointed hereunder, on such other business as may properly come before the meeting.

                                      Dated:


                                      -------------------------------------


                                      -------------------------------------
                                      Signature:


                                      -------------------------------------
                                      Signature (if held jointly):


                                      -------------------------------------
                                      Title of Authority

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE MARK, SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.


------------------------------------------------------------------------------

                 If you have questions or need assistance in
                      voting your shares, please call:

                        [Georgeson Shareholder logo]
                         17 State Street, 10th Floor
                             New York, NY 10004

                         (800) 676-0151 (Toll Free)

                   Banks and Brokerage Firms please call:
                               (212) 440-9800

------------------------------------------------------------------------------